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                                                                      Exhibit 11


                        Computation of Per Share Earnings
                     (In thousands except per share amounts)
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

                                                                               November 30,       December 1,      December 3,
                                                                                   1997              1996             1995
                                                                               -----------       -----------       ---------
         Income (loss) from continuning operations
            before extraordinary item                                          ($ 6,062)         $ 10,473          $ 11,897

         Income from discontinued operations,
            net of  income taxes                                                  4,153             4,746             3,438

         Gain on disposal of discontinued businesses,
            net of income taxes                                                  15,961              --                --

         Extraordinary loss on early extinquishment
             of debt, net of income tax benefit of $134                            --                (251)             --
                                                                               --------          --------          --------


         Net income                                                            $ 14,052          $ 14,968          $ 15,335
                                                                               ========          ========          ========

         Primary per share earnings

         Average number of common shares
            outstanding                                                          11,079            11,462            16,003

         Add - common equivalent shares representing
            shares issuable upon excercise of stock options
            and stock grants                                                        390               187               161
                                                                               --------          --------          --------

         Average shares used to calculate
            primary per share earnings                                           11,469            11,649            16,164
                                                                               ========          ========          ========

         Earnings (loss) per common share:
              Earnings (loss) from continuing operations                          (0.53)             0.89              0.74
              Income from discontinued operations                                  0.36              0.41              0.21
              Gain on sale of discontinued operations                              1.39              --                --
              Extraordinary loss on early extinguishment of debt                   --               (0.02)             --
                                                                               --------          --------          --------
              Net earnings per share - primary                                     1.22              1.28              0.95
                                                                               ========          ========          ========


         Fully diluted per share earnings

         Average number of common shares outstanding                             11,079            11,462            16,003

         Add - common equivalent shares representing
           shares issuable upon excercise of stock options
            and stock grants                                                        432               215               172
                                                                               --------          --------          --------

         Average shares used to calculate fully diluted
           per share earnings                                                    11,511            11,677            16,175
                                                                               ========          ========          ========


         Earnings (loss) per common share:
              Earnings (loss) from continuing operations                          (0.53)             0.89              0.74
              Income from discontinued operations                                  0.36              0.41              0.21
              Gain on sale of discontinued operations                              1.39              --                --
              Extraordinary loss on early extinguishment of debt                   --               (0.02)             --
                                                                               --------          --------          --------
              Net earnings per share - fully diluted                               1.22              1.28              0.95
                                                                               ========          ========          ========

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